EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-146340 on Form S-8 of our report dated March 6, 2008, relating to the financial statements of athenahealth, Inc. appearing in this Annual Report on Form 10-K of athenahealth Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 6, 2008